SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934




Date of the Report:    December 19, 1995    Commission file
                                             number 1-5805

                       CHEMICAL BANKING CORPORATION
          (Exact name of registrant as specified in its charter)








          Delaware                           13-2624428
(State or other jurisdiction             (I.R.S. Employer
     of incorporation)                  Identification No.)




  270 Park Avenue, New York, New York              10017-2070
   (Address of principal executive offices)        (Zip Code)




     Registrant's telephone number, including area code (212)270-6000


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Items 5.  Other Events

Chemical completed today the sale of half its 40 percent interest in The CIT group to The Dai-Ichi Kangyo Bank for approximately $430 million. As a result of the sale, Dai-Ichi Kangyo Bank now owns 80 percent of CIT, with Chemical retaining 20 percent. Chemical has given Dai-Ichi Kangyo a five-year option to purchase its remaining 20 percent interest and CIT has given Chemical public offering registration rights with respect to this 20 percent share, which would take effect at the end of the option period.

Chemical also noted that the previously announced sale of its banking operations in southern and central New Jersey to PNC Bank
Corp., which closed on October 6, 1995, was for approximately
$490 million.

Chemical said the two transactions will result in a net gain of approximately $25 million after taxes, which will be included in its fourth quarter results.



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Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

The following exhibits are filed with this Report:

Exhibit Number               Description

99                           Form of Press Release






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                                 SIGNATURE




         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             CHEMICAL BANKING CORPORATION
                                    (Registrant)



Dated:  December 19, 1995    By     /s/John B. Wynne
                                       John B. Wynne
                                       Secretary




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                               EXHIBIT INDEX



Exhibit Number               Description

99                           Form of Press Release